SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2012

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

160 Washington Street, Brookline, Massachusetts	02447-0469
(Address of principal executive offices)	(Zip Code)

(617) 730-3500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Brookline Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2012 and the stockholders of record voted upon the matters set forth below:

(1)  Proposal to Reelect John J. Doyle, Jr., Thomas J. Hollister, Charles H. Peck, Paul A. Perrault and Joseph J. Slotnik to serve as Directors of the Company.  All nominees were reelected, and the results of the voting on this proposal were as follows:

	For	Witheld	Broker Non-Votes

John J. Doyle, Jr.	52,942,057	1,163,585	9,974,418
Thomas J. Hollister	52,980,300	1,125,342	9,974,418
Charles H. Peck	50,472,294	3,633,348	9,974,418
Paul A. Perrault	51,839,218	2,266,424	9,974,418
Joseph J. Slotnik	50,166,589	3,939,052	9,974,418

(2)  Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The proposal was approved, and the results of the voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

62,276,599	1,734,202	69,258	0

(3)  Proposal to approve, on an advisory and non-binding basis, the Company’s executive compensation programs and practices.  The proposal was approved, and the results of the voting on this non-binding and advisory proposal were as follows:

For	Against	Abstain	Broker Non-Votes

50,306,750	3,435,107	363,785	9,974,418

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012	BROOKLINE BANCORP, INC.

	By:	/s/ Michael W. McCurdy
Michael W. McCurdy General Counsel